FOURTEENTH AMENDMENT TO
MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

This Amendment dated October 30, 2015 to the Mutual Fund Custody and Services Agreement effective November 26, 2008 (the "Agreement") by and between ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (the "VIP Trust"), ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST (the "FOF Trust") and THE BANK OF NEW YORK MELLON (the "Custodian").

WHEREAS, the VIP Trust, the FOF Trust and the Custodian have entered into the Agreement; and

WHEREAS, the parties wish to amend the Agreement in order to  change the name of "AZL® Morgan Stanley Mid Cap Growth Fund" to read as "AZL® Multi Manager Mid Cap Growth Fund effective November 20, 2015; and

WHEREAS, in order to effectuate the above change, Appendix F to the Agreement must be amended.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.	To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The VIP Trust, the FOF Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the VIP Trust, the FOF Trust or the Custodian to this Amendment.

IN WITNESS WHEREOF,  the parties hereto have executed this Amendment as of the date set forth above.

Allianz Variable Insurance Products Trust

By: /s/ Brian Muench
Name: Brian Muench
Title: President

Allianz Variable Insurance Products Fund of Funds Trust

By: /s/ Brian Muench
Name: Brian Muench
Title: President

The Bank of New York Mellon

By: /s/ David J. Pasternal
Name: David J. Pasternal
Title: Vice President

APPENDIX F
List of Funds
(as of 11/20/15)

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

Fund Name	Status

AZL® BlackRock Capital Appreciation Fund	Opened l l /26/08
AZL® BlackRock Global Allocation Fund	Opened 01/11/12
AZL® Boston Company Research Growth Fund (formerly AZL® Dreyfus Research Growth Fund) (formerly AZL® Dreyfus Equity Growth Fund)( formerly AZL® Dreyfus Founders Equity Growth Fund)	Opened 11/26/08; name change 04127109; named changed 04/27/12; name changed 4/27/15
AZLEnhanced Bond Index Fund	Opened 05/01/09
AZL® Federated Clover Small Value Fund (formerly AZL® Franklin Small Cap Value Fund)(AZL® Columbia Small Cap Value merged)	Opened 11/26/08; name change 02/27112; merger 11/27/13
AZL® Gateway Fund	Opened 04/30/10
AZL® Franklin Templeton Founding Strategy Plus Fund	Opened 10126109
AZL® International Index Fund	Opened 05/01/09
AZL® Invesco Equity and Income Fund (formerly AZL® Van Kampen Equity and Income Fund)	Opened 11/26/08; name change 05/02111
AZL® Invesco Growth and Income Fund (formerly AZL® Van Kampen Growth and Income Fund)	Opened 11/26/08; name change 05/02111
AZL®: Invesco International Equity Fund (formerly AZL® AIM International Equity Fund)	Opened 11/26/08; name change 05/01/10
AZL® JPMorgan International Opportunities Fund	Opened 11/26/08; name
(formerly AZL® Morgan Stanley International Equity	change I 0126109; name
Fund, AZL® Van Kampen International Equity Fund and	change 06101110; name
AZL® Van Kampen Global Franchise Fund)	change 05/02/11
AZL® JPMorgan U.S. Equity Fund (formerly AZL® Oppenheimer Main Street Fund)	Opened 11/26/08; name change 01/26/09
AZL® MFS Investors Trust Fund (formerly AZL"' Jennison 20/20 Focus Fund)	Opened 11/26/08; name change 10/26/09
AZL®MFS Mid Cap Value Fund (formerly AZL® Columbia Mid Cap Value Fund)	Opened 11/26/08; name change 01/24/14
AZL® MFS Value Fund (formerly AZL® Eaton Vance Large Cap Value Fund; formerly AZL Van Kampen Comstock Fund)	Opened 11/26/08; name change 0126109; name change 09114112
AZL® Mid Cap Index Fund	Opened 05/0 I109
AZL® Money Market Fund	Opened 1 1/26/08
AZL®Morgan Stanley Global Real Estate Fund (formerly AZL® Van Kampen Global Real Estate Fund)	Opened 11/26/08; name change 06/01/10

Fund Name	Status
AZL® Multi Manager Mid Cap Growth Fund (formerly AZL® Morgan Stanley Mid Cap Growth Fund) (formerly AZL®Van Kampen Mid Cap Growth Fund)	Opened 11/26/08; name change 06/01/10; name change 11120/15
AZL'®Oppenheimer Discovery Fund (formerly AZL® Turner Quantitative Small Cap Growth Fund) AZL® NFJ International Value Fund	Opened 11/26/08; name change 02/27/12
Opened 05/01/09
AZL®Pyramis Total Bond Fund (formerly AZL® Pyramis Core Bond Fund)	Opened 08/31/12; named changed 4/27/15
AZL® Russell 1000 Growth Index Fund (formerly AZL"" Russell 1000 Growth Fund)	Opened 04/30/1O; name change 01/17/1 1
AZL® Russell 1000 Value Index Fund (formerly AZL® Russell l 000 Value Fund)	Opened 04/30/1O; name change 01/17/11
AZL® S&P 500 Index Fund	Opened 11126/08
AZL® Schroder Emerging Markets Equity Fund	Opened l 1/26/08
AZL® Small Cap Stock Index Fund	Opened 11/26/08
AZL®T. Rowe Price Capital Appreciation Fund (formerly AZL® Davis New York Venture Fund)(formerly AZL® David NY Venture Fund)	Opened 11126/08; name change 04/27112; name change 11/26/13
AZL® Wells Fargo Large Cap Growth Fund	Opened 04/28/14
AZL® Metwest Total Return Bond Fund	Opened 11/14/14
AZL®DFA Emerging Markets Core Equity Fund	Opened 04/27/15
AZL®DFA International Core Equity Fund	Opened 04/27/15
AZL®DFA U.S. Small Cap Fund	Opened 04/27/15
AZL® DFA U.S. Core Equity Fund	Opened 04/27/15
AZL® DFA Five-Year Global Fixed Income Fund	Opened 04/27/15

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

Fund Name	Status
AZLl®Balanced Index Strategy Fund	Opened 07/06/09
AZL® DFA Multi-Strategy Fund (formerly AZL® Growth Index Strategy Fund) (formerly AZL® Moderate Index Strategy Fund)	Opened 07/06109; name changed 4/2 7/15
AZL® MVP Balanced Index Strategy Fund	Opened 01/11/12
AZL®MVP BlackRock Global Allocation Fund	Opened 01/11/12
AZL® MVP Franklin Templeton Founding Strategy Plus Fund	Opened 04/27112
AZL® MVP Fusion Conservative Fund (formerly AZL®j\I Fusion Conservative fund)	Opened 10/26/09; name change 04/26113
AZL'® MVP Fusion Balanced Fund (formerly AZL® Fusion Balanced Fund)	Opened 11/26/2008; name change 04/26/13
AZL® MVP Fusion Growth Fund (formerly AZL® Fusion Growth Fund)	Opened 1 1/26/08; name change 04/26/13
AZL® MVP Fusion Moderate Fund (formed y AZL®	Opened 11/26/08; name

Fusion Moderate Fund	Change 4/26/13
AZL® MVP Growth Index Strategy Fund	Opened 01/11/12
AZL® MVP Invesco Equity and Income Fund	Opened 01/11/12
AZL® MVP T. Rowe Price Capital Appreciation Fund	Opened 01/10/14
AZL® MVP DFA Multi-Strategy Fund	Opened 04/27/15